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
                                            EXHIBIT A

                                             DPL INC.
                                 CONSOLIDATED FINANCIAL STATEMENTS
                                         INCOME STATEMENT
                                   YEAR TO DATE DECEMBER 31, 1999
                                          ($) MILLIONS

                                      DP&L       DPL INC.
                            DPL INC.  COMPANY  SUBSIDIARIES  ELIMINATIONS   TOTAL
                            --------  -------  ------------  ------------   -----
REVENUES
--------
 UTILITY SERVICE REVENUES       0.0   1,273.3         0.0        (2.3)    1,271.0
 OTHER REVENUES               222.4       0.0        74.2      (228.7)       67.9
                              -----   -------        ----       -----     -------
   TOTAL REVENUES             222.4   1,273.3        74.2      (231.0)    1,338.9

EXPENSES
--------
 FUEL AND PURCHASED POWER       0.0     262.3         0.0         0.0       262.3
 GAS PURCHASED FOR RESALE       0.0     129.9        54.3         0.0       184.2
 OPERATION & MAINTENANCE        1.7     206.0        (3.3)      (13.9)      190.5
 DEPRECIATION & AMORTIZATION    0.0     134.0         2.5         0.0       136.5
 AMORTIZATION OF REGULATORY
  ASSETS,NET                    0.0      25.8         0.0         0.0        25.8
 GENERAL TAXES                  0.0     136.4         0.3         0.0       136.7
                              -----   -------        ----       -----     -------
   TOTAL EXPENSES               1.7     894.4        53.8       (13.9)      936.0

INCOME
------
OPERATING INCOME              220.7     378.9        20.4      (217.1)      402.9

INVESTMENT INCOME               6.9      22.3        33.4        (7.9)       54.7
INTEREST EXPENSE              (33.2)    (80.7)       (1.3)        5.7      (109.5)
OTHER INCOME AND DEDUCTIONS     0.0      (7.8)       (8.2)        0.0       (16.0)
                              -----     -----        ----       -----     -------
INCOME BEFORE INCOME TAXES    194.4     312.7        44.3      (219.3)      332.1

INCOME TAXES                   (9.8)    121.1        16.6         0.0       127.9
                              -----     -----        ----       -----     -------
NET INCOME                    204.2     191.6        27.7      (219.3)      204.2
                              =====     =====        ====       =====     =======


                                            EXHIBIT A

                                             DPL INC.
                                CONSOLIDATED FINANCIAL STATEMENTS
                                          BALANCE SHEET
                                  YEAR ENDING DECEMBER 31, 1999
                                           ($) MILLIONS

                                             DP&L       DPL INC.
                                  DPL INC.   COMPANY  SUBSIDIARIES  ELIMINATIONS   TOTAL
                                  --------   -------  ------------  ------------   -----
ASSETS
------
 PROPERTY                              0.0   3,773.6      128.2         (1.5)    3,900.3
 ACCUMULATED DEPRECIATION
  AND AMORTIZATION                     0.0  (1,602.6)     (30.9)         0.0    (1,633.5)
                                   -------   -------    -------      -------     -------
   NET PROPERTY, PLANT & EQUIPMENT     0.0   2,171.0       97.3         (1.5)    2,266.8

CURRENT ASSETS
--------------
 CASH AND TEMP. INVESTMENTS            4.8      95.5       11.6          0.0       111.9
 ACCOUNTS RECEIVABLE - NET             7.0     206.6       13.7         (9.2)      218.1
 INVENTORIES, AT AVERAGE COST          0.0      92.9        0.2          0.0        93.1
 TAXES APPLICABLE TO
  SUBSEQUENT YEARS                     0.0      94.6        0.0          0.0        94.6
 OTHER                                 0.1      66.9        7.3         (2.6)       71.7
                                   -------   -------    -------      -------     -------
   TOTAL CURRENT ASSETS               11.9     556.5       32.8        (11.8)      589.4

OTHER ASSETS
------------
 FINANCIAL ASSETS                      1.3       0.5    1,092.6          0.0     1,094.4
 INCOME TAXES RECOVERABLE THROUGH
  FUTURE REVENUES                      0.0     168.5        0.0          0.0       168.5
 OTHER REGULATORY ASSETS               0.0      53.3        0.0          0.0        53.3
 OTHER ASSETS                      2,381.9     203.7        6.8     (2,424.4)      168.0
                                   -------   -------    -------      -------     -------
   TOTAL OTHER ASSETS              2,383.2     426.0    1,099.4     (2,424.4)    1,484.2
                                   -------   -------    -------      -------     -------
TOTAL ASSETS                       2,395.1   3,153.5    1,229.5     (2,437.7)    4,340.4
                                   =======   =======    =======      =======     =======

CAPITALIZATION
--------------
 COMMON STOCK EQUITY
 -------------------
  COMMON STOCK                         1.6       0.4        0.1         (0.5)        1.6
  OTHER PAID-IN CAPITAL              739.0     769.7      800.2     (1,569.9)      739.0
  COMMON STOCK HELD BY
   EMPLOYEE PLANS                    (65.3)      0.0        0.0        (25.4)      (90.7)
  ACCUM. OTHER COMPREHENSIVE
   INCOME                            109.7      13.6      105.6       (119.1)      109.8
  EARNINGS REINVESTED IN BUSINESS    679.2     513.9       65.6       (566.8)      691.9
                                   -------   -------    -------      -------     -------
    TOTAL COMMON STOCK EQUITY      1,464.2   1,297.6      971.5     (2,281.7)    1,451.6

 PREFERRED STOCK EQUITY                0.0      22.9        0.0          0.0        22.9
 LONG TERM DEBT                      675.4     661.2        0.0          0.0     1,336.6
                                   -------   -------    -------      -------     -------
TOTAL CAPITALIZATION               2,139.6   1,981.7      971.5     (2,281.7)    2,811.1

LIABILITIES
-----------
 CURRENT LIABILITIES
 -------------------
  SHORT-TERM DEBT                    171.0     123.1       78.9        (78.9)      294.1
  ACCOUNTS PAYABLE                     1.0     126.2       12.0         (8.8)      130.4
  ACCRUED TAXES                        5.9     164.2        0.5          0.0       170.6
  ACCRUED INTEREST                    13.4      19.7        0.0          0.0        33.1
  OTHER                                5.0      60.9        3.3         (2.6)       66.6
                                   -------   -------    -------      -------     -------
   TOTAL CURRENT LIABILITIES         196.3     494.1       94.7        (90.3)      694.8

 DEFERRED CREDITS & OTHER
 ------------------------
  DEFERRED TAXES                      59.1     453.9       23.2        (64.3)      471.9
  UNAMORTIZED INVESTMENT
   TAX CREDIT                          0.0      66.3        0.1          0.0        66.4

  OTHER                                0.1     157.5      140.0         (1.4)      296.2
                                   -------   -------    -------      -------     -------
   TOTAL DEFERRED CREDITS
    AND OTHER                         59.2     677.7      163.3        (65.7)      834.5

 TOTAL LIABILITIES                   255.5   1,171.8      258.0       (156.0)    1,529.3
                                   -------   -------    -------      -------     -------
TOTAL CAPITALIZATION
 AND LIABILITIES                   2,395.1   3,153.5    1,229.5     (2,437.7)    4,340.4
                                   =======   =======    =======      =======     =======